Exhibit 10.1

General Motors Company

James Davlin
Vice President Finance, Treasurer

September 23, 2013

UAW Retiree Medical Benefits Trust

Brock Fiduciary Services LLC, in
its capacity as fiduciary and investment
advisor to the UAW Retiree Medical Benefits Trust
Attn: Mr. Alain Lebec
Senior Managing Director
622 Third Avenue, 12th Floor
New York, New York

Ladies and Gentlemen:

This letter (the “Letter Agreement”) sets forth our agreement that General Motors Company (the “Company”) will purchase from the UAW Retiree Medical Benefits Trust (“VEBA”) a portion of VEBA's holdings of the Company's Series A Fixed Rate Cumulative Perpetual Preferred Stock, $0.01 par value (the “Series A Preferred”). Specifically, the Company will purchase from VEBA 120,000,000 shares of the Series A Preferred (the “Shares”) for a total cash consideration of $3,242,491,011, which amounts to a cash price per share of approximately $27.02, which is equal to approximately 108.08% of the Liquidation Amount (the “Sale”). (All capitalized terms not defined in this Letter Agreement are used as defined in the Certificate of Designation of the Series A Preferred.)

This Letter Agreement is conditioned upon the closing by the Company of an unsecured note(s) transaction of at least $3 billion on or before September 30, 2013 (the “Note Transaction”). We intend to consummate the Sale on or about the time of the closing of the Note Transaction. We will share with you the timing and mechanics of the closing of the Sale as soon as practicable. In consideration of VEBA's agreement to sell the Shares to the Company, the Company agrees to use its commercially reasonable efforts to comsumate the Note Transaction.

Please evidence your acknowledgement and agreement of this Letter Agreement by executing this Letter Agreement in the space provided below and returning a copy of the executed Letter Agreement to Mr. Davlin and Mr. Shrosbree, at which time this Letter Agreement shall be a binding agreement between the parties hereto.

Please send your response to:

Mr. James Davlin
Vice President Finance, Treasurer
300 Renaissance Center
MC 482-C37-B98
Detroit, MI 48265
jim.davlin@gm.com

300 Renaissance Center MC 482-C37-B98 Detroit, Michigan 48265-3000

Phone: 212-418-3500
Facsimile: 212-418-3630

With a copy to:

Mr. Robert C. Shrosbree
Executive Director Legal, Corporate and Securities
300 Renaissance Center
MC 482-C23-D24
Detroit, MI 48265
robert.shrosbree@gm.com
Phone : 313-665-8452
Facsimile : 313-665-4979

Very truly yours,

GENERAL MOTORS COMPANY

By: /s/ JAMES DAVLIN
James Davlin
Vice President Finance, Treasurer

ACKNOWLEDGED AND AGREED BY:

UAW RETIREE MEDICAL BENEFITS TRUST

By:     BROCK FIDUCIARY SERVICES LLC, IN ITS
CAPACITY AS FIDUCIARY AND INVESTMENT
ADVISOR TO THE UAW RETIREE MEDICAL
BENEFITS TRUST

Date: 9/23/2013     By: /s/ ALAIN LEBEC
Name: Alain Lebec
Title: Senior Managing Director

300 Renaissance Center MC 482-C37-B98 Detroit, Michigan 48265-3000